Exhibit 21
UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2019

Company Name
Chisholm Coal LLC
Chrome Deposit Corporation
Compagnie de Gestion de Mifergui- Nimba, LTEE
Cygnus Mines Limited
Double G Coatings, Inc.
Double G Coatings Company, L.P.
Essex Minerals Company
Fairfield Primary Operations, LLC
Feralloy Processing Company
GCW/USS Energy, LLC
Grant Assurance Corporation
Kanawha Coal LLC
Oilfield Technologies, Inc.
Orinoco Mining Company
Perdido Land Development Co., Inc.
PITCAL, Inc.
USS-POSCO Industries
Pitcal Pipe, LLC
Preserve Village Developers, LLC
Stelco Holding Company
Ontario Coal Company
Ontario Eveleth Company
Ontario Hibbing Company
Hibbing Development Company
Hibbing Taconite Company
Stelco Coal Company
Stelco Erie Corporation
Ontario Tilden Company
Swan Point Yacht & Country Club, Inc.
Timber Wolf Land, LLC
Transtar, LLC
Delray Connecting Railroad Company
Gary Railway Company
Tracks Traffic and Management Services, Inc.
Texas & Northern Railway Company
The Lake Terminal Railroad Company
Lorain Northern Company
Union Railroad Company, LLC
Birmingham Southern Railroad Company
Fairfield Southern Company, Inc.
Warrior & Gulf Navigation LLC
U. S. Steel China, LLC
U. S. Steel Holdco LLC
Big River Steel Holdings LLC
Big River Steel Metallics Funding LLC
BRS Intermediate Holdings LLC
Big River Steel LLC
BRS Finance Corp

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2019

BRS Stock Holdco LLC
Big River Steel Corp
U. S. Steel Blocker LLC
U. S. Steel Holdings, Inc.
U. S. Steel Global Holdings I B.V.
U. S. Steel Global Holdings VI B.V.
U. S. Steel Košice, s.r.o. (USSK)
OBAL-SERVIS, a.s. Košice
Ferroenergy s.r.o.
U. S. Steel Košice – Labortest, s.r.o.
U. S. Steel Services s.r.o.
U. S. Steel Europe - Bohemia a.s.
U. S. Steel Europe - France S.A.
U.S. Steel Košice - SBS, s.r.o.
U. S. Steel Europe - Germany GmbH
RMS, Košice s.r.o.
U. S. Steel Global Holdings II, B.V.
U. S. Steel Canada Limited Partnership
U. S. Steel Holdings IV, Inc.
U. S. Steel International of Canada, LTD.
U. S. Steel LRD Canada North Inc.
U. S. Steel Mining Company, LLC
U. S. Steel Timber Company, LLC
U. S. Steel Tubular Products Holdings, LLC
U. S. Steel Seamless Tubular Operations, LLC
U. S. Steel Tubular Products, Inc.
U. S. Steel Tubular Products Middle East DMCC
U.S. Steel Oilwell Services, LLC
Patriot Premium Threading Services, LLC
USS Construction Products, LLC
U. S. Steel Tubular Products Canada Inc.
U.S. Steel Produtos Tubulares do Brasil Ldta.
Zinklahoma, Inc.
Star Brazil US, LLC 2
Star Brazil US, LLC 1
Lone Star Brazil Holdings 1 Ltda.
Lone Star Steel Holdings, Inc.
Lone Star Steel Holdings II, Inc.
Fintube (Thailand) Limited
UEC Technologies, LLC
189548 Canada Inc.
USX Engineers and Consultants
UEC Sail Information Technology, LTD.
United States Steel International, Inc.
United States Steel Export Company de Mexico, S.R.L. de C.V.
United States Steel International de Mexico, S.R.L. de C. V.
USS Galvanizing, Inc.
PRO-TEC Coating Company, LLC
PRO-TEC Coating Company, Inc.

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2019

USS International Services, LLC
USS Lakeside, LLC
Chicago Lakeside Development, LLC
USS Oilwell Supply Co., LTD.
USS Oilwell Tubular, Inc.
USS Portfolio Delaware, Inc.
USS WSP, LLC
Worthington Specialty Processing
ProCoil Company, LLC
Worthington Taylor, LLC
USX International Sales Company, Inc.